Exhibit 10.4

Employee Award

3 Year Vesting Schedule (with Retirement)

Time-Based Vesting

2021 Equity Incentive Plan

GRANITE CONSTRUCTION INCORPORATED

RESTRICTED STOCK UNIT AGREEMENT

Granite Construction Incorporated has granted to the Participant named in the Notice of Grant of Restricted Stock Unit (the “Notice”), which together with this Restricted Stock Unit Agreement (this “Agreement”) has been delivered electronically to the Participant, an Award consisting of common stock equivalents subject to the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to the Granite Construction Incorporated 2021 Equity Incentive Plan (the “Plan”), as amended to the date of grant. By accepting the Award, the Participant: (a) represents that the Participant has read and is familiar with the terms and conditions of the Notice, this Agreement and the Plan, (b) accepts the Award subject to all of the terms and conditions of the Notice, this Agreement and the Plan, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement and the Plan, and (d) acknowledges receipt of a copy of the Notice, this Agreement and the Plan.

1.	Definitions and Construction.

a.    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Notice or the Plan.

b.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	The Award.

a.    Number of Common Stock Equivalents. The number of common stock equivalents subject to the Participant’s Award shall be set forth in the Notice and may be adjusted from time to time for Capitalization Adjustments, as provided in Section 5.3 of the Plan.

b.   Payment. The Participant’s vested Award shall be settled by the delivery of Stock, which shall be distributed to the Participant within three months following the earlier of (a) the vesting date set forth in Section 3.a below or (b) the vesting date set forth in Section 3.b.

Employee Award

3 Year Vesting Schedule (with Retirement)

Time-Based Vesting

2021 Equity Incentive Plan

c.    Issuance of Shares in Compliance with Law. The issuance of Stock, if any, shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Stock shall be issued hereunder if its issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Stock shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained. As a condition to the issuance of Stock, if any, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.	Vesting.

a.    Normal Vesting. [TO BE DETERMINED ON THE DATE OF GRANT]

b.    Effect of Termination of Service on Vesting. The effect of the termination of the Participant’s Service prior to the vesting date shall be as follows:

i.    Death or Disability. If the Participant’s Service is terminated prior to the vesting date by reason of the death or Disability of the Participant, the vesting of the Award shall be accelerated in full as of the date of the Participant’s termination of Service and payment shall be made in accordance with Section 2.b.

ii.    Termination After Change in Control. If the Participant’s Service is terminated without Cause within twenty-four (24) months following a Change in Control (but only to the extent that such termination of Service is a “separation from service” as defined in the regulations promulgated under Section 409A of the Code), the vesting of the Award shall be accelerated in full as of the date of the Participant’s termination and payment shall be made in accordance with Section 2.b. Additional terms and conditions may apply if the Participant participates in the Company's Executive Retention and Severance Plan III.

Employee Award

3 Year Vesting Schedule (with Retirement)

Time-Based Vesting

2021 Equity Incentive Plan

4.	Federal Excise Tax Under Section 4999 of the Code.

a.    Treatment of Excess Parachute Payments. In the event that any benefits payable to a Participant pursuant to this Agreement or the Plan ("Payments") (i) constitute "parachute payments" within the meaning of Section 280G of the Code, and (ii) but for this Section 4 would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then the Participant's Payments hereunder shall be either (a) provided to the Participant in full, or (b) provided to the Participant as to such lesser extent which would result in no portion of such Payments being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. In the event of a reduction of benefits hereunder, the Accountants (as defined below) shall determine which benefits shall be reduced so as to achieve the principle set forth in the preceding sentence.

b.    Determination of Amounts. All computations and determinations called for by this Section 4 shall be promptly determined and reported in writing to the Company and the Participant by independent public accountants or other independent advisors selected by the Company (the "Accountants"), and all such computations and determinations shall be conclusive and binding upon the Participant and the Company. For the purposes of such determinations, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determinations. The Company shall bear all fees and expenses charged by the Accountants in connection with such services.

c.    Potential Further Reduction of Benefits. If, notwithstanding any reduction described in Section 4.a, the IRS determines that a Participant is liable for the Excise Tax as a result of the receipt of any payments made pursuant to this Plan, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the Payments equal to the "Repayment Amount." The Repayment Amount shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant's net after-tax proceeds with respect to the Payments (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such benefits) shall be maximized. The Repayment Amount shall be zero if a Repayment Amount of more than zero would not result in the Participant's net after-tax proceeds with respect to the Payments being maximized. If the Excise Tax is not eliminated pursuant to this Section 4.c, the Participant shall pay the Excise Tax.

Employee Award

3 Year Vesting Schedule (with Retirement)

Time-Based Vesting

2021 Equity Incentive Plan

d.    Potential Increase in Benefits. Notwithstanding any other provision of this Section 4, if (i) there is a reduction in the payments to a Participant as described in this Section 4, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant's net after-tax proceeds (calculated as if the Participant's benefits had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant those payments which were reduced pursuant to this Section 4 as soon as administratively possible after the Participant pays the Excise Tax so that the Participant's net after-tax proceeds with respect to the payment of the Payments are maximized.

5.         Dividend Equivalents. Dividend Equivalents shall be credited in respect of the Company common stock equivalents covered by the Participant’s Award. Such Dividend Equivalents shall be converted into additional common stock equivalents covered by the Award by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of stock equivalents covered by the Award by (2) the Fair Market Value per share of Stock on the payment date for such dividend. Any additional stock equivalents covered by the Award credited by reason of such Dividend Equivalents shall be subject to all the terms and conditions of this Agreement. Dividend Equivalents are paid only when the underlying Award is paid.

6.	Tax Matters.

a.    Tax Withholding. The Participant hereby authorizes withholding from any amounts payable to the Participant, and the Participant otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of a Participating Company, if any, which arise in connection with the Award, including without limitation, obligations arising upon the transfer of Stock to the Participant. The Company shall have no obligation to deliver the Stock until the tax withholding obligations of the Participating Company, if any, have been satisfied by the Participant.

b.    Withholding in Shares. Unless the Participant is subject to the Company's stock ownership guidelines, the Participant shall satisfy all of the Participating Company’s tax withholding obligations by authorizing, and hereby does authorize, the Company to withhold a number of whole shares of Stock otherwise deliverable to the Participant having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

c.    Tax Consequences. Restricted Stock Unit Awards may be nonqualified deferred compensation and subject to the design limitations and requirements of Section 409A of the Code. If the limitations and requirements of Section 409A of the Code are violated, deferred and vested amounts will be subject to tax at ordinary income rates immediately upon such violation and will be subject to penalties for federal tax purposes equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the under-payment of tax that would have been paid had the deferred compensation been included in gross income in the taxable year in which it was first deferred. State tax penalties, including a 5% California state penalty, also may apply.

Employee Award

3 Year Vesting Schedule (with Retirement)

Time-Based Vesting

2021 Equity Incentive Plan

7.         Rights as Employee. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

8.	Miscellaneous Provisions.

a.    Administration. All questions of interpretation concerning the Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

b.    Amendment. The Committee may amend this Agreement at any time; provided, however, that no such amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant. No amendment or addition to this Agreement shall be effective unless in writing.

c.    Nontransferability of the Award. The Award may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. During the lifetime of the Participant, all rights with respect to this Award shall be exercisable only by the Participant.

d.    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

e.    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

Employee Award

3 Year Vesting Schedule (with Retirement)

Time-Based Vesting

2021 Equity Incentive Plan

f.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, email or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid or deposit with a private delivery service with fees prepaid (Federal Express, DHL, etc.). Notices sent to the Company shall be addressed to the Company at 585 West Beach Street, PO Box 50085, Watsonville, CA 95077. Notices sent to the Participant shall be delivered by email to the Participant’s email address ending in @gcinc.com or mailed to the Participant’s address on file with the Company.

g.    Integrated Agreement. The Plan, the Notice and this Agreement constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or in the Notice.

h.    Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

i.    Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

j.    Beneficiary Designation. Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her estate.

k.    Clawback/Recovery. The Award is and will be subject to recoupment in accordance with the Company's current clawback policy (including a reacquisition right in respect of previously acquired shares of Stock or other cash or property) or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law.

Employee Award

3 Year Vesting Schedule (with Retirement)

Time-Based Vesting

2021 Equity Incentive Plan

l.    Compliance with Section 409A of the Code.

i.    Anything in this Award Agreement to the contrary notwithstanding, no payment of an Award that constitutes an item of nonqualified deferred compensation under Section 409A of the Code and becomes payable by reason of the Participant’s termination of employment or service with the Company shall be made to the Participant unless the Participant’s termination of service constitutes a “separation from service” (within the meaning of Section 409A of the Code and any regulations or other guidance thereunder). In addition, no such payment or distribution of nonqualified deferred compensation shall be made to the Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service or (b) the date of the Participant’s death, if the Participant is deemed at the time of such separation from service to be a “specified employee” (within the meaning of Section 409A of the Code and any regulations or other guidance thereunder) and to the extent such delay is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code and any regulations or other guidance thereunder. All payments which are delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six-month period (or, if earlier, upon the Participant’s death).

ii.    This Agreement and the Award granted hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan, this Agreement and the Award granted hereunder shall be interpreted either to be exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A of the Code, comply with Section 409A of the Code and any regulations and other guidance thereunder. This Agreement may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or to the extent that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Nothing in this Agreement shall provide a basis for any person to take action against the Company or an Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Award made under the Plan, and neither the Company nor any Affiliate shall under any circumstances have any liability to the Participant or his or her estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.

m.

Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to Award granted under the Plan or future awards that may be granted under the Plan by electronic means or request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.